Exhibit 99.1

Performant Financial Corporation Announces Financial Results for Second Quarter 2016

Livermore, Calif., August 4, 2016 - Performant Financial Corporation (Nasdaq: PFMT), a leading provider of technology-enabled recovery and related analytics services in the United States, today reported the following financial results for its second quarter ended June 30, 2016:

Second Quarter Financial Highlights

•	Total revenues of $38.1 million, compared to revenues of $41.3 million in the prior year period, down 8%

•	Net income of $1.5 million, or $0.03 per diluted share, compared to a net income of $0.7 million, or $0.01 per diluted share, in the prior year period

•	Adjusted EBITDA of $8.9 million, compared to adjusted EBITDA of $8.4 million in the prior year period

•	Adjusted net income of $2.9 million, or $0.06 per diluted share, compared to an adjusted net income of $2.3 million or $0.05 per diluted share in the prior year period

Second Quarter 2016 Results

“Our strong results in the second quarter and year to date are a reflection of our improved employee productivity and our ongoing focus on expense control. We are committed to maintaining a strong financial platform from which we can quickly transition if we are successful in obtaining new contract awards from the Department of Education and the Centers for Medicare and Medicaid,” said Lisa Im, Performant Financial’s Chief Executive Officer.

Student lending revenues in the second quarter were $28.8 million, a decrease of 7.0% from $31.0 million in the prior year period. The U.S. Department of Education and Guaranty Agencies accounted for revenues of $7.0 million and $21.8 million, respectively, in the second quarter of 2016, compared to $10.5 million and $20.5 million in the prior year period. Student loan placement volume (defined below) during the quarter totaled $1.3 billion, compared to $1.7 billion in the prior year period. This figure reflects the lack of placements from the Department of Education and a 24% increase in placement volume from Guaranty Agencies compared to the second quarter of 2015.

Healthcare revenues in the second quarter were $3.4 million, down from $5.3 million in the prior year period, as the Company's healthcare revenues continue to be adversely affected by significant limitations on the scope of recovery activities that have been imposed during the Centers for Medicare and Medicaid Services ("CMS") contract transition. Medicare audit recovery revenues were $2.3 million in the second quarter, a decline of $0.7 million from the prior year period. Commercial healthcare clients contributed revenues of $1.1 million, a decrease of $1.1 million from the prior year period.

Other revenues in the second quarter were $5.9 million, up from $5.1 million in the prior year period.

As of June 30, 2016, the Company had cash and cash equivalents of approximately $53.2 million.

Business Outlook

“As we look to the back half of this year, we anticipate some softening as revenues will not be as high as the first six months.
However, based on our strong year-to-date results, we are updating our 2016 revenue and adjusted EBITDA expectations to $135 million to $145 million and $18 million to $22 million, from $125 million to $135 million and $14 million to $18 million respectively,” concluded Im.

Terms used in this Press Release

Student Loan Placement Volume refers to the dollar volume of defaulted student loans first placed with us during the specified period by public and private clients for recovery. Placement Volume allows us to measure and track trends in the amount of inventory our clients in the student lending market are placing with us during any period. The revenue associated with the recovery of a portion of these loans may be recognized in subsequent accounting periods, which assists management in estimating future revenues and in allocating resources necessary to address current Placement Volumes.

Earnings Conference Call

The Company will hold a conference call to discuss its second quarter results today at 5:00 p.m. Eastern. A live webcast of the call may be accessed on the Investor Relations section of the Company’s website at investors.performantcorp.com. The conference call is also available by dialing 855-327-6837 (domestic) or 778-327-3988 (international).

A replay of the call will be available on the Company's website or by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the passcode 10001441. The telephonic replay will be available approximately three hours after the call, through August 11, 2016.

About Performant Financial Corporation

Performant helps government and commercial organizations enhance revenue and contain costs by preventing, identifying and recovering waste, improper payments and defaulted assets. Performant is a leading provider of these services in several industries, including healthcare, student loans and government. Performant has been providing recovery audit services for more than nine years to both commercial and government clients, including serving as a Recovery Auditor for the Centers for Medicare and Medicaid Services.

Powered by a proprietary analytic platform and workflow technology, Performant also provides professional services related to the recovery effort, including reporting capabilities, support services, customer care and stakeholder training programs meant to mitigate future instances of improper payments. Founded in 1976, Performant is headquartered in Livermore, California.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, to supplement our consolidated financial statements, the company presents adjusted EBITDA and adjusted net income. These measures are not in accordance with generally accepted accounting principles (GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net income to net income determined in accordance with GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net income in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net income provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net income has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically interest, tax and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial guidance for 2016 and our opportunity to obtain new recovery contract awards from the Department of Education and CMS. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, that our agreements with CMS and the Department of Education, two of our largest customers, are currently subject to rebidding processes, that transition rules have significantly limited our activity under the existing Medicare Recovery Audit Contractor ("RAC") contract, the high level of revenue concentration among the Company's five largest customers, that many of the Company's customer contracts are subject to periodic renewal, are not exclusive and do not provide for committed business volumes, that the Company faces significant competition in all of its markets, that the U.S. federal government accounts for a significant portion of the Company's revenues, that future legislative and regulatory changes may have significant effects on the Company's business, failure of the Company's or third parties' operating systems and technology infrastructure could disrupt the operation of the Company's business and the threat of breach of the Company's security measures or failure or unauthorized access to confidential data that the Company possesses. More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's annual report on Form 10-K for the year ended December 31, 2015 and subsequently filed reports on Forms 10-Q and 8-K. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.

Contact Information
Richard Zubek
Investor Relations
925-960-4988
investors@performantcorp.com

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)

	June 30, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$53,188	$71,182
Restricted cash	7,511	—
Trade accounts receivable, net of allowance for doubtful accounts of $386 and $386, respectively	11,606	17,965
Deferred income taxes	7,208	7,170
Prepaid expenses and other current assets	12,705	12,933
Total current assets	92,218	109,250
Property, equipment, and leasehold improvements, net	24,217	25,515
Identifiable intangible assets, net	23,202	25,074
Goodwill	82,522	82,522
Other assets	171	179
Total assets	$222,330	$242,540
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of notes payable, net of unamortized debt issuance costs of $570 and $1,078, respectively	$14,652	$7,998
Accrued salaries and benefits	7,240	4,761
Accounts payable	1,124	929
Other current liabilities	5,592	5,615
Income Tax Payable	958	895
Estimated liability for appeals	19,405	19,118
Net payable to client	14,793	14,400
Total current liabilities	63,764	53,716
Notes payable, net of current portion and unamortized debt issuance costs of $938 and $1,038, respectively	51,060	84,144
Deferred income taxes	8,411	8,818
Other liabilities	1,896	2,006
Total liabilities	125,131	148,684
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized, 500,000 shares at June 30, 2016 and December 31, 2015; issued and outstanding 50,169 and 49,479 shares at June 30, 2016 and December 31, 2015, respectively	5	5
Additional paid-in capital	63,595	61,808
Retained earnings	33,599	32,043
Total stockholders’ equity	97,199	93,856
Total liabilities and stockholders’ equity	$222,330	$242,540

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues	$38,074	$41,262	$76,353	$79,821
Operating expenses:
Salaries and benefits	20,060	22,142	41,397	45,866
Other operating expenses	13,733	15,510	28,090	34,705
Total operating expenses	33,793	37,652	69,487	80,571
Income (loss) from operations	4,281	3,610	6,866	(750)
Interest expense	(1,841)	(2,278)	(4,273)	(4,663)
Income (loss) before provision for (benefit from) income taxes	2,440	1,332	2,593	(5,413)
Provision for (benefit from) income taxes	963	606	1,036	(1,737)
Net income (loss)	$1,477	$726	$1,557	$(3,676)
Net income (loss) per share
Basic	$0.03	$0.01	$0.03	$(0.07)
Diluted	$0.03	$0.01	$0.03	$(0.07)
Weighted average shares
Basic	50,075	49,388	49,860	49,373
Diluted	50,527	49,960	50,347	49,373

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
Cash flows from operating activities:	2016	2015
Net income (loss)	$1,557	$(3,676)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss on disposal of asset	9	2
Depreciation and amortization	6,806	6,852
Deferred income taxes	(1,247)	(692)
Stock-based compensation	2,340	2,167
Interest expense from debt issuance costs and amortization of discount note payable	550	667
Write-off unamortized debt issuance costs	468	—
Changes in operating assets and liabilities:
Trade accounts receivable	6,359	39
Prepaid expenses and other current assets	228	(230)
Income tax receivable	—	2,528
Other assets	8	149
Accrued salaries and benefits	2,479	2,453
Accounts payable	195	794
Other current liabilities	268	(2,558)
Income taxes payable	63	—
Estimated liability for appeals	287	86
Net payable to client	393	3,051
Other liabilities	(110)	460
Net cash provided by operating activities	20,653	12,092
Cash flows from investing activities:
Purchase of property, equipment, and leasehold improvements	(3,645)	(3,696)
Net cash used in investing activities	(3,645)	(3,696)
Cash flows from financing activities:
Repayment of notes payable	(27,038)	(11,727)
Debt issuance costs paid	(410)	—
Restricted cash for repayment of notes payable	(7,511)	—
Taxes paid related to net share settlement of stock awards	(205)	—
Proceeds from exercise of stock options	330	25
Income tax benefit (shortfall) from employee stock options	99	(121)
Payment of purchase obligation	(292)	(815)
Net cash used in financing activities	(35,027)	(12,638)
Effect of foreign currency exchange rate changes on cash	25	—
Net decrease in cash and cash equivalents	(17,994)	(4,242)
Cash and cash equivalents at beginning of period	71,182	80,298
Cash and cash equivalents at end of period	$53,188	$76,056
Supplemental disclosures of cash flow information:
Cash paid (received) for income taxes	$2,096	$(3,322)
Cash paid for interest	$3,258	$3,999

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Adjusted Earnings Per Diluted Share:
Net income (loss)	$1,477	$726	$1,557	$(3,676)
Plus: Adjustment items per reconciliation of adjusted net income	1,435	1,609	3,306	5,473
Adjusted net income	2,912	2,335	4,863	1,797
Adjusted Earnings Per Diluted Share	$0.06	$0.05	$0.10	$0.04
Diluted avg shares outstanding	50,527	49,960	50,347	50,065

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Adjusted EBITDA:
Net income (loss)	$1,477	$726	$1,557	$(3,676)
Provision for (benefit from) income taxes	963	606	1,036	(1,737)
Interest expense	1,841	2,278	4,273	4,663
Transaction expenses (1)	—	41	—	3,270
Restructuring and other expenses (4)	51	234	283	930
Depreciation and amortization	3,416	3,310	6,806	6,852
Stock-based compensation	1,136	1,164	2,340	2,167
Adjusted EBITDA	$8,884	$8,359	$16,295	$12,469

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Adjusted Net Income:
Net income (loss)	$1,477	$726	$1,557	$(3,676)
Transaction expenses (1)	—	41	—	3,270
Stock-based compensation	1,136	1,164	2,340	2,167
Amortization of intangibles (2)	933	950	1,869	2,138
Deferred financing amortization costs (3)	272	292	1,018	616
Restructuring and other expenses (4)	51	234	283	930
Tax adjustments (5)	(957)	(1,072)	(2,204)	(3,648)
Adjusted Net Income	$2,912	$2,335	$4,863	$1,797

(1) Represents direct and incremental costs associated with expenses incurred in 2015 for a potential acquisition and related financing.
(2) Represents amortization of capitalized expenses related to the acquisition of Performant by an affiliate of Parthenon Capital Partners in 2004, and also an acquisition in the first quarter of 2012 to enhance our analytics capabilities.
(3) Represents amortization of capitalized financing costs related to financing conducted in 2012 and costs related to the amendment of the terms of the note payable in 2014 and 2016.
(4) Represents restructuring costs and severance and termination expenses incurred in connection with termination of employees and consultants.
(5) Represents tax adjustments assuming a marginal tax rate of 40%.

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

We are providing the following preliminary estimates of our financial results for the year ended December 31, 2016:

	Six Months Ended		Year Ended
	June 30, 2016	December 31, 2016	December 31, 2015	December 31, 2016
	Actual	Estimate	Actual	Estimate
Adjusted EBITDA:
Net income (loss)	$1,557	$ (6,540) to (4,670)	$(1,795)	$ (4,983) to (3,113)
Provision for (benefit from) income taxes	1,036	(4,036) to (2,906)	(386)	(3,000) to (1,870)
Gain on Sale of Land (6)	—	—	(636)	—
Interest expense	4,273	3,427 to 3,727	8,889	7,700 to 8,000
Transaction expenses (1)	—	—	3,270	—
Restructuring and other expenses (4)	283	—	1,079	283
Depreciation and amortization	6,806	6,494 to 6,994	13,368	13,300 to 13,800
Stock-based compensation	2,340	2,360 to 2,560	5,009	4,700 to 4,900
Adjusted EBITDA	$16,295	$ 1,705 to 5,705	$28,798	$ 18,000 to 22,000

(1) Represents direct and incremental costs associated with expenses incurred in 2015 for a potential acquisition and related financing.
(4) Represents restructuring costs and severance and termination expenses incurred in connection with termination of employees and consultants.
(6) Represents gain on the sale of land in San Angelo, TX in 2015.